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                                   EXHIBIT E


                             TERMINATION AGREEMENT


         THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into this 6th day of September, 1995, by and between AutoFinance Group, Inc. ("AFG") and Quantum Partners LDC ("Quantum") with reference to the following:

         WHEREAS, AFG and Quantum Fund N.V. ("QFNV") are parties to that certain Letter Agreement dated November 28, 1990 (the "Letter Agreement"), which grants QFNV certain registration rights and the right, under certain circumstances, to designate up to two persons for election to AFG's Board of Directors;

         WHEREAS, the position of QFNV in AFG Common Stock has been transferred to its subsidiary, Quantum.

         WHEREAS, termination of the Letter Agreement is a condition to the obligation of KeyCorp to effect the merger of AFG with and into a wholly-owned subsidiary of KeyCorp pursuant to that certain Merger Agreement dated March 20, 1995 by and among KeyCorp, Key Auto Inc. (formerly known as KeyCorp Finance, Inc.) and AFG (the "Merger Agreement"); and

         WHEREAS, the parties desire to terminate the Letter Agreement.

         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, intending to be legally bound the parties hereby agree as follows.

         (i) The Letter Agreement shall be terminated effective as of the Closing Date (as that term is defined in the Merger Agreement) and, at such time, neither AFG, Quantum nor QFNV shall have any rights or obligations under or pursuant to the Letter Agreement.

         (ii) This Termination Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument.
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         IN WITNESS WHEREOF, the undersigned have caused this Termination
Agreement to be duly executed as of the date first written above.

                                        AUTOFINANCE GROUP, INC.



                                        By:    /s/ A.E. Steinhaus
                                           -------------------------------------
                                        Name:  A.E. Steinhaus
                                        Title: Chief Executive Officer

                                        QUANTUM PARTNERS LDC



                                        By:    /s/ Sean C. Warren
                                           -------------------------------------
                                        Name:  Sean C. Warren
                                        Title: Attorney In Fact